                                                                    Exhibit 23.4


                              ACCOUNTANTS' CONSENT

To the Board of Directors of Westlinks Resources Ltd.

We consent to the use of our Audit Report, dated September 25, 2000, on the Schedule of Revenue and Expenses of the Properties Acquired from Cabre Exploration Ltd. for each of the years in the three year period ended December 31, 1999 included herein.


(Signed) KPMG LLP

Chartered Accountants
Calgary, Canada
November 30, 2000